EXHIBIT 10.1
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                          PURCHASE AGREEMENT

                (National City Center; Cleveland, Ohio)
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     THIS AGREEMENT is made and entered into as of December 3, 1997 (the
"EFFECTIVE DATE") by and between CARLYLE/NATIONAL CITY ASSOCIATES, an Illinois general partnership (hereinafter called "SELLER"), and BRE/CITY CENTER, LLC, a Delaware limited liability company (hereinafter called "BUYER").

R E C I T A L S

     A. Euclid-Ninth Community Urban Redevelopment Corporation, an Ohio nonprofit corporation ("ENCURC") is the fee owner of the "ENCURC Land" (as hereinafter defined) and the owner of a leasehold interest in the "Kope Land" (as hereinafter defined), on which real property is situated an office complex and related improvements (the "Complex") commonly known as "National City Center" located in the City of Cleveland, County of Cuyahoga, State of Ohio, as more particularly described herein.

     B. Seller is the owner of a leasehold estate in the ENCURC Land and a subleasehold estate in the Kope Land, as more particularly described herein.

     C. Buyer desires to purchase, and Seller desires to sell, the interest of Seller in and to such premises, together with certain other rights described herein, all on the terms and conditions hereinafter documented.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

           "ENCURC GROUND LEASE" means that certain lease dated December
9, 1977, executed by ENCURC as lessor, and National City Center Joint Venture ("NCCJV"), as lessee, a memorandum of which is recorded in Volume 524, Page 459, of Cuyahoga County, Ohio Lease Records, which lease was amended by Amendment to Lease between ENCURC and NCCJV dated September 14, 1979, filed for record November 21, 1980, and recorded in Volume 545, Page 95, of Cuyahoga County Ohio Records, the lessee's interest in which was assigned by NCCJV to Seller by Assignment of Lease dated July 27, 1983, filed for record on July 27, 1983, and recorded in Volume 216, Page 499, of Cuyahoga County, Ohio Records.

           "ENCURC LAND" means that certain real property located in the City of Cleveland, County of Cuyahoga, State of Ohio, as more particularly described in Exhibit "A-1" attached hereto and made a part hereof.

           "ENCURC LEASEHOLD ESTATE" means the leasehold estate in that certain real property located in the City of Cleveland, County of Cuyahoga, State of Ohio, more particularly described in Exhibits "A-1" and "A-2" attached hereto, such leasehold estate being created pursuant to the ENCURC Ground Lease.

           "KOPE GROUND LEASE" means that certain lease dated September 1, 1976, executed by The Kope Realty Company ("KOPE"), as lessor, and National City Bank, as lessee, a memorandum of which was filed for record on October 26, 1976 and recorded in Volume 515, Page 1 of Cuyahoga County, Ohio Lease Records, the lessee's interest therein having been assigned to NCCJV by Assignment of Lease filed for record on October 21, 1977 and recorded in Volume 523, Page 47, of Cuyahoga County, Ohio Lease Records, and the lessee's interest therein having been further assigned to ENCURC by Assignment of Lease filed for record on December 12, 1977 and recorded in Volume 524, Page 469, of Cuyahoga County, Ohio Lease Records.

           "KOPE LAND" means that certain real property located in the City of Cleveland, County of Cuyahoga, State of Ohio, as more particularly described in Exhibit "A-2" attached hereto and made a part hereof.

           "KOPE LEASEHOLD ESTATE" means the leasehold estate in the Kope Land, such leasehold estate being created pursuant to the Kope Ground Lease.

           "ENCURC LOAN" means that certain loan (a) evidenced by that certain Mortgage Note, dated December 9, 1977, made by ENCURC, and payable to the order of NCCJV, in the principal amount of $59,000,000 (the "ENCURC NOTE"), and (b) secured by that certain Ohio Purchase Money Mortgage Deed executed by ENCURC in favor of NCCJV, dated December 9, 1977, filed for record December 12, 1977, and recorded in Volume 14753, Page 207, of Cuyahoga County, Ohio Records, as amended by Amendment to Mortgage, by and between ENCURC and NCCJV, dated as of September 14, 1979, filed for record November 21, 1980, and recorded in Volume 15751, Page 235, of Cuyahoga County, Ohio Records (collectively, the "ENCURC MORTGAGE"), the mortgagee's interest in the ENCURC Mortgage having been assigned to CNCA by NCCJV by Assignment of Note and Mortgage, dated July 27, 1983, filed for record July 27, 1983, and recorded in Volume 216, Page 519, of Cuyahoga County, Ohio Records.

           "NEW YORK LIFE LOAN" means that certain loan made by New York Life Insurance Company ("NEW YORK LIFE") evidenced by the "NEW YORK LIFE NOTE" and secured by the "NEW YORK LIFE MORTGAGE" and the "OTHER NEW YORK LIFE SECURITY DOCUMENTS", all as more particularly described in Exhibit "B" attached hereto (collectively, the "NEW YORK LIFE LOAN DOCUMENTS").

     2. PURCHASE AND SALE. At "Closing" (as hereinafter defined), Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, (a) all right, title and interest of Seller in and to the ENCURC leasehold Estate, (b) all right, title and interest of Seller in and to the ENCURC Note and the ENCURC Mortgage, (c) all right, title and interest of Seller in and to all improvements, structures and fixtures located upon the ENCURC Land and the Kope Land (the "IMPROVEMENTS"), (d) all right, title and interest of Seller in and to those items of personal property described in Exhibit "C" attached hereto and made a part hereof (the "LISTED PERSONAL PROPERTY"), together with all right, title and interest of Seller in and to any other items of personal property located at the Property and utilized in the operation or maintenance thereof (such items, if any, being herein called the "REMAINING PERSONAL PROPERTY"), (e) all right, title and interest of Seller in and to the name "National City Center", (f) all right, title and interest of Seller in and to all leases, licenses and other occupancy agreements of space in the Improvements, and all modifications and amendments thereto, as set forth on Exhibit "K-1" attached hereto the "LEASES"), (g) to the extent assignable, all right, title and interest of Seller in and to all written contracts and agreements pertaining to the Property set forth on Exhibit "L-1" hereto, (h) to the extent assignable, all leases in which Seller is the lessee, if any, of equipment used in the operation or maintenance of the Land or Improvements which are set forth on Exhibit "L-2" hereto, and (i) to the extent assignable, all right, title and interest of Seller in and to all tenant lists, advertising material, telephone exchange numbers, development rights, plans and specifications, licenses, permits, third party engineering plans and studies, floor plans and landscape plans relating solely to the Complex (hereinafter, collectively, the "PROPERTY"), all upon the terms, covenants and conditions hereinafter set forth. In addition, at Closing Seller shall cause the existing trustees of ENCURC ("SELLER TRUSTEES") to appoint designees of Buyer as trustees thereof ("BUYER TRUSTEES"), and immediately thereafter all Seller Trustees and any other existing members and officers of ENCURC shall resign (such that, upon closing, designees of Buyer shall constitute all such trustees, members and officers of ENCURC), all upon the terms, covenants and conditions hereinafter set forth.

     3. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property (and other rights contemplated herein) shall be the sum of Eight-Two Million Five Hundred Thousand and no/100 Dollars
($82,500,000.00).

     4. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:

           A. ESCROW DEPOSIT. Concurrently herewith, Buyer shall deliver $500,000 (together with all interest thereon, the "ESCROW DEPOSIT") to Commonwealth Land Title Insurance Company, 30 North LaSalle Street, Suite 3440, Chicago, Illinois 60602, Attention: Mr. Thomas Gray (which company, in its capacity as escrow holder hereunder, is called "ESCROW HOLDER"). The deposit to be made hereunder shall be made by a bank or cashier's check drawn on a major national money center banking institution reasonably acceptable to Seller, by wire transfer or by other delivery of good funds reasonably acceptable to Seller, and the amounts so deposited shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement and a separate escrow agreement executed by Escrow Holder, Seller and Buyer. At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("APPROVED INVESTMENTS"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

           B. ASSUMPTION OF NEW YORK LIFE LOAN. A portion of the Purchase Price shall be payable by Buyer assuming the obligations of Seller under the New York Life Loan Documents, such portion of the Purchase Price so payable being an amount equal to the outstanding principal balance of the New York Life Note as of the Closing Date (the "NEW YORK LIFE LOAN AMOUNT"). Assuming the Closing occurs in December 18, 1997 (after payment of the amounts due on December 10, 1997 under the New York Life Loan), the outstanding New York Life Loan Amount at Closing is anticipated to be approximately $54,278,000.

           C. CLOSING PAYMENT. The balance of Purchase Price (i.e., $82,500,000 minus the New York Life Loan Amount), as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on the "Closing Date", as hereinafter defined (the amount to be paid under this subparagraph C being herein called the
"CLOSING PAYMENT"). Assuming the Closing occurs in December, 1997, (after payment of the amounts due on December 1, 1997 under the New York Life
Loan), the Closing Payment is anticipated to be approximately $28,222,000 (i.e., $82,500,000 less the anticipated Outstanding New York Life Loan Amount of $54,278,000) less the Escrow Deposit and adjusted by the prorations and credits specified herein.

     5.    CONDITIONS PRECEDENT

           A.    TITLE MATTERS.

                 (1) TITLE REPORT. Buyer has ordered commitments for title insurance (the "COMMITMENTS") covering both (a) the fee interest of ENCURC in the ENCURC Land and the leasehold interest of ENCURC in the Kope Land and (b) the leasehold interest of Seller in the ENCURC Leasehold Estate, from Commonwealth Land Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the "TITLE COMPANY"). In addition, Seller has ordered (and upon receipt shall deliver to Buyer) an update of that certain survey of the Property dated February, 1994 prepared by Garrett & Associates, Inc. which survey shall be certified to Buyer and Title Company ("SURVEY"). If Buyer shall deliver the "Approval Notice" on or before the end of the "Due Diligence Period" (as such terms are hereinafter defined), Buyer shall be deemed to have approved the exceptions to title shown on the Commitments and the matters disclosed on the Survey. Approval by Buyer of any additional exceptions to title or survey matters disclosed after the end of the Due Diligence Period shall be a condition precedent to Buyer's obligation to purchase the Property (and to obtain the other rights contemplated herein), Buyer hereby agreeing that its approval of such additional exceptions to title or survey matters shall not be unreasonably withheld. Unless Buyer gives written notice that it disapproves any such additional exceptions to title or survey matters, stating the exceptions so disapproved, on or before the sooner to occur of 10 days after receipt of written notice thereof or the Closing Date, Buyer shall be deemed to have approved said exceptions. If, for any reason, on or before the Closing Date, Seller does not cause any exceptions to title or survey matters which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) either to be removed or to obtain a title endorsement (if available) reasonably satisfactory to Buyer insuring over such disapproved matter on or before the Closing Date at no cost or expense to Buyer (Seller having the right but not the obligation to do so), the obligation of Seller to sell, and Buyer to buy, the Property (and to transfer the other rights contemplated herein) as herein provided shall terminate (and Seller and Buyer shall have no further obligations in connection herewith). Buyer shall have the option to waive the condition precedent set forth in this Paragraph 5A(1) by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied. Notwithstanding the foregoing, Seller shall be obligated to remove (or cause the Title Company to omit) any of the following exceptions: (x) any deed of trust or mortgage against the Property securing financing obtained by Seller; (y) any mechanic's or materialmen's liens based on work performed by or on behalf of Seller, and (z) any tax or judgment liens against Seller (the foregoing obligations being without regard to amounts. Seller shall be entitled to adjourn the Closing for a period not to exceed thirty (30) days in order to eliminate title exceptions disapproved by Buyer. In addition, if the Commitments disclose judgments, bankruptcies, mortgages, liens or other returns against other persons having names the same or as similar to that of the Seller, Seller shall deliver to Buyer and Title Company at Closing a certificate stating that such judgments, mortgages, bankruptcies, liens or other returns are not against Seller. Seller also shall deliver appropriate certificates respecting mechanic's liens and bills paid by Seller and such additional certificates and documentary evidence reasonably required by the Title Company to eliminate standard exceptions appearing in the Title Report that Buyer is not required to accept (provided the same do not impose material costs, liabilities or obligations upon Seller not otherwise contemplated herein). If Seller is unable after reasonable good faith effort, or is not required to, eliminate a title exceptions or otherwise comply with the requirements set forth herein, Seller shall so notify Buyer, and Buyer as its sole and exclusive remedy, may terminate this Agreement by notice given to Seller, in which event, neither party shall have any rights or obligations to the other under this Agreement, except with respect to those obligations that survive a termination of this Agreement.

                 (2) TITLE POLICIES. It shall be a condition precedent to Buyer's obligation to consummate the transactions contemplated herein that on the Closing Date, the Title Company shall issue (or irrevocably commit to issue) the following title insurance policies (the "TITLE POLICIES"):

                      (a) an ALTA leasehold owner's title insurance policy in the standard form issued in the State of Ohio, in the face amount of the Purchase Price, which policy shows title to the ENCURC Leasehold Estate to be vested of record in Buyer, and the following to be the only exceptions to title ("PERMITTED EXCEPTIONS"):

                            (i)   Real estate taxes and assessments not
yet due and payable;

                            (ii)  The printed exceptions which appear in
the appropriate standard form policy of title insurance issued by Title Company in the State of Ohio;

                            (iii) The New York Life Loan Documents; and

                            (iv)  Such exceptions to title as may be
approved or deemed approval by Buyer pursuant to the provisions of subparagraph A(1) above.

                      (b) an ALTA owner's and leasehold owner's title insurance policy in the standard form issued in the State of Ohio in the amount of $82,500,000, which policy shows fee title to the ENCURC Land to be vested of record in ENCURC and shows the Kope Leasehold Estate to be vested of record in ENCURC, and the ENCURC Mortgage, together with Permitted Exceptions, to be the only exceptions to title.

           B. DUE DILIGENCE REVIEWS. Buyer shall have until 5:00 p.m. (Central time) on December 3, 1997 (the "DUE DILIGENCE PERIOD") within which to perform and complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the transactions contemplated herein, including all leases, service contracts, survey and title matters, and all physical, environmental and compliance matters and conditions respecting the Property and the transactions contemplated herein; provided, however, matters respecting the New York Life Loan will be governed by the provisions of Paragraph 5E below. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property upon reasonable advance notice and shall also make available to Buyer, upon reasonable advance notice, all Leases, service contracts and other contracts respecting the Property (to the extent the same are in Seller's possession). Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, cost or expense (the foregoing obligation surviving any termination of this Agreement). Without limitation on the foregoing, in no event shall Buyer (a) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller's express written consent (provided the foregoing shall not prohibit Buyer from obtaining a standard Phase I environmental survey); (b) contact any tenant of the Property without Seller's express written consent; and
(c) other than a standard title search, coordinate any contact any governmental authority having jurisdiction over the Property with Seller (and take into account any reasonable requirements of Seller in connection therewith). Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. In the event of termination hereunder, Buyer shall promptly return all documents and other materials furnished by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations confidential in accordance with that certain confidentiality agreement dated August 20, 1997 between Seller and Buyer. If, on or before the expiration of the Due Diligence Period, Buyer shall determine that it intends to proceed with the transactions contemplated under this Agreement, then Buyer shall promptly notify Seller and Escrow Holder of such determination in writing (such notice being herein called the "APPROVAL NOTICE") and thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 5B. If, however, on or before the expiration of the Due Diligence Period, Buyer shall determine in its sole and absolute discretion that it no longer intends to consummate the transactions contemplated under this Agreement, then Buyer shall promptly notify Seller of such determination in writing (such notice being herein called the "TERMINATION NOTICE"), whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate. In the event that, on or before the expiration of the Due Diligence Period, Buyer shall fail to have delivered the Approval Notice to Seller, Buyer shall be deemed to have elected not to proceed with the transactions contemplated under this Agreement, whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate. If Buyer shall terminate this Agreement, then neither party shall have any obligation hereunder other than with respect to those obligations which survive a termination of this Agreement.

           C. TENANT ESTOPPEL CERTIFICATES. Receipt of estoppel certificates ("TENANT ESTOPPEL CERTIFICATES"), from Baker & Hostetler, KMPG and National City Bank (each a "MAJOR TENANT"), together with Tenant Estoppel Certificates from a sufficient number of additional tenants at the Property so that, overall, on or before the Closing Date, Tenant Estoppel Certificates shall be received with respect to not less than 75% of the net rentable square feet of space covered by Leases in effect as of the Closing Date, shall be a condition precedent to Buyer's obligation to consummate the transactions contemplated in this Agreement. Each Tenant Estoppel Certificate shall contain no material adverse exceptions, qualifications or modifications with respect to the applicable Lease (it being understood that any change which affects the cash flow of the Property shall be deemed to be material). Each Tenant Estoppel Certificate shall be substantially in the appropriate form provided in Exhibit "D" attached hereto and made a part hereof. Seller's sole obligation hereunder shall be to utilize commercially reasonable efforts to obtain a Tenant Estoppel Certificate from each tenant at the Property (such reasonable efforts obligations not including any obligation to institute legal proceedings or to expend monies therefor). Either party shall have the right to extend the Closing Date for up to five (5) business days in order to satisfy the condition set forth in this paragraph (such right being exercised by such party giving written notice to the other party not later than the Closing Date).

           D. KOPE ESTOPPEL CERTIFICATE. Receipt of an estoppel certificate from Kope (the "KOPE ESTOPPEL CERTIFICATE"), substantially in the form of Exhibit "E" attached hereto and made a part hereof, and containing no material adverse exceptions, qualifications and modifications with respect to the Kope Lease shall be a condition precedent to Buyer's obligation to consummate the transactions contemplated in this Agreement. Seller's sole obligation hereunder shall be to utilize economically reasonable efforts to obtain the Kope Estoppel Certificate (such reasonable efforts obligations not including any obligation to institute legal proceedings or to expend monies therefor). Either party shall have the right to extend the Closing Date for up to five (5) business days in order to satisfy the condition set forth in this paragraph (such right being exercised by such party giving written notice to the other party not later than the Closing Date). Without limitation on the matters contained herein, if the resignation of the existing trustees, members and other officers of ENCURC and substitution of Buyer's designees as provided for herein would require the approval of the landlord under which the Kope Lease, such approval shall be included as part of the Kope Estoppel Certificate required hereunder.

           E. NEW YORK LIFE LOAN MATTERS. Receipt of an estoppel certificate from New York Life dated not more than 30 days prior to the Closing Date (which Lender's Estoppel shall also include the consent of New York Life to the transactions contemplated by the terms of this Agreement and shall contain no material adverse exceptions qualifications or other modification), a statement of the amount that will, at Closing, be in the escrow accounts held in connection with the "Baker & Hostetler Escrow Agreement" and the "Releasing Expense Escrow Agreement" (as such terms are defined in Exhibit "B" hereto), together with a release of Seller under the New York Life Loan Documents, shall be a condition precedent to the obligations of Seller and of Buyer to consummate the transactions contemplated in this Agreement. In addition, Buyer shall have received a written commitment acceptable to Buyer (the "LOAN COMMITMENT") from New York Life for an additional loan of not less than $8,500,000 on or before December 17, 1997 (the "NEW YORK LIFE CONTINGENCY PERIOD"). The foregoing estoppel and release are herein called the "LENDER AGREEMENTS". The Lender Agreements shall be substantially in the form which Seller and Buyer shall reasonably agree upon during the Due Diligence Period. In the event that either (i) on or before the Closing Date such Lender Agreements is not delivered or fails to include any required consent or release or contains such consent or release but only upon the condition that the terms of such instruments be modified in a manner reasonably unacceptable to Buyer or Seller, as appropriate or (ii) Buyer fails to give written notice to Seller that Buyer has obtained the Loan Commitment, then the obligations of Seller and of Buyer to consummate the transactions contemplated in this Agreement shall terminate. Buyer shall provide to Lender all information reasonably required by Lender (including, without limitation, financial statements of Purchaser and its principals). Seller and Buyer shall reasonably cooperate in connection with obtaining the consent of New York Life hereunder. The sole obligation of Seller and Buyer hereunder with respect to obtaining the Lender Agreements shall be to utilize reasonable efforts to obtain such Lender Agreements (such reasonable efforts not including any obligation to institute legal proceedings or to expend any additional monies therefor). Either party shall have the right to extend the Closing Date for up to five
(5) business days in order to satisfy the condition set forth in this paragraph with respect to obtaining the Lender Agreements (such right being exercised by such party giving written notice to the other party not later than the Closing Date).

           F. RESIGNATION OF ENCURC TRUSTEES/MEMBERS/OFFICERS. The appointment of the Buyer Trustees followed by the resignation of the Seller Trustees and all other existing members and officers of ENCURC, such that designees of Buyer shall, at Closing, become trustees, members and officers, shall be a condition precedent to the obligation of Buyer to consummate the transactions contemplated in this Agreement, it being understood and agreed that Seller hereby covenants and agrees to cause such resignations of the existing trustees, members and officers of ENCURC at Closing and to take such further acts reasonable or necessary to effectuate the transfer of control of ENCURC to Buyer designees as contemplated herein (provided the same do not impose material costs, obligations or liabilities not otherwise contemplated by this Agreement).

           G. PERFORMANCE BY SELLER. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property; provided however, unless this Agreement has previously terminated, if Seller tenders full performance on the Closing Date, and has otherwise cured all existing defaults, if any, Buyer shall not refuse to perform its obligations hereunder on the basis of a prior breach by Seller hereunder. In addition, in the event that on the Closing Date, there shall have occurred any material adverse changes in the representations or warranties of Seller contained in paragraph 8A below which are not otherwise permitted or contemplated by the terms of this Agreement, then Buyer shall have the right to terminate this Agreement. Buyer shall have the option to waive the condition precedent set forth in this paragraph 5G by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

           H. PERFORMANCE BY BUYER. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property; provided however, unless this Agreement has previously terminated, if Buyer tenders full performance on the Closing Date, and has otherwise cured all existing defaults, if any, Seller shall not refuse to perform its obligations hereunder on the basis of a prior breach by Buyer hereunder.
In addition, in the event that on the Closing Date there shall have occurred any material adverse changes in the representations or warranties of Buyer contained in paragraph 8B below which are not permitted or contemplated by the terms of this Agreement, then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this paragraph 5H by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.

     6. CLOSING PROCEDURE. The closing ("CLOSING") of the transactions provided herein shall be consummated at a closing conference ("CLOSING CONFERENCE"), which shall be held on the Closing Date at Seller's offices at 900 North Michigan Avenue, Chicago, Illinois, or at the offices of New York Life, if required by New York Life in connection with the assumption of the New York Life Loan hereunder. As used herein, "CLOSING DATE" means December 18, 1997, or such earlier date as may be agreed upon by Buyer and Seller.

           A. ESCROW. On or before the Closing Date, the parties shall deliver to Title Company the following: (1) by Seller, a duly executed and acknowledged original assignment and assumption of the ENCURC Ground Lease ("ENCURC GROUND LEASE ASSIGNMENT AND ASSUMPTION") in the form of Exhibit "G" attached hereto and made a part hereof, and an assignment of the ENCURC Note and ENCURC Mortgage in the form of Exhibit "H" attached hereto and made a part hereof ("ENCURC LOAN ASSIGNMENT"), together with the original ENCURC Note, and (2) by Buyer, the Closing Payment in immediately available federal funds, a duly executed and acknowledged ENCURC Ground Lease Assignment and Assumption, and such documents and agreements as may be reasonably required by New York Life to effectuate the assumption of the New York Life Loan as contemplated herein. Such deliveries shall be made pursuant to closing procedure instructions ("CLOSING INSTRUCTIONS") to be executed among Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions Closing shall include the Title Company's receipt of the documents provided for herein, the Closing Payment and a notice from each of Buyer and Seller authorizing Title Company to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice at the Closing Conference as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subparagraph B below).

           B. DELIVERY TO PARTIES. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the ENCURC Ground Lease Assignment and Assumption shall be delivered to Buyer by Title Company's depositing the same for recordation, the ENCURC Note and ENCURC Loan Assignment shall be delivered to Buyer, (y) the Closing Payment (and the Escrow Deposit), together with a duplicate original of the ENCURC Ground Lease Assignment and Assumption shall be delivered by Title Company to Seller and (z) at the Closing Conference, the following items shall be delivered:

                 (1) SELLER DELIVERIES. Seller shall deliver, or cause to be delivered, to Buyer the following:

                      (a) A duly executed and acknowledged bill of sale, assignment and assumption agreement ("ASSIGNMENT AND ASSUMPTION AGREEMENT") with respect to the Personal Property and the Leases, security deposits, contracts and other rights to be transferred hereunder, in the form of Exhibit "I" attached hereto and made a part hereof;

                      (b) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller;

                      (c) Appointments of Buyer Trustees as Trustees of ENCURC and written resignations of all of the Seller Trustees and all other existing members and officers of ENCURC;

                      (d) Written notices ("NOTICES OF CLOSING") of the transfer and conveyances hereunder to Kope, tenants and other parties as may be reasonably required by (and in form reasonably acceptable to) Seller and Buyer;

                      (e) A certificate of Seller ("SELLER CLOSING CERTIFICATE") updating the representations and warranties contained in paragraph 8A hereof to the Closing Date and noting any changes thereto (which certificate shall be joined in by ENCURC in the same manner as ENCURC has joined in this Agreement);

                      (f) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and ENCURC and the due authorization and execution of this Agreement and the documents required to be delivered hereunder by Seller and ENCURC, as appropriate;

                      (g) An opinion letter from a law firm reasonably satisfactory to Buyer that ENCURC is duly organized and validly existing under the laws of the State of Ohio that ENCURC has the authority to enter into this transaction and carry out its terms, that such transaction is not prohibited by law and, to the knowledge of the attorney preparing such opinion letter, does not conflict with any agreements to which ENCURC is a party;

                      (h)   To the extent applicable, the Lender
Agreements duly executed by Seller;

                      (i) To the extent not previously delivered to Buyer, Seller shall either deliver at Closing or cause to be retained at the Property all certificates of occupancy, licenses, permits, plans and specifications, third party guaranties or warranties respecting construction, installation or maintenance of the Property, leases (and all written correspondence with third parties respecting same), contracts, and other agreements to be assigned hereunder, keys tagged for identification, and operating and billing records maintained at the Property, all to the extent the same are in Seller's possession; and

                      (j) Such additional documents (including transfer tax declarations and the like) as may be reasonably required by Buyer or Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

                 (2) BUYER DELIVERIES. Buyer shall deliver, or cause to be delivered, to Seller the following:

                      (a) A duly executed and acknowledged Assignment and Assumption Agreement;

                      (b)   Duly executed Notices of Closing;

                      (c)   A certificate of Buyer ("BUYER CLOSING
CERTIFICATE") updating the representations and warranties contained in paragraph 8B hereof to the Closing Date and noting any changes thereto;

                      (d)   To the extent applicable, the Lender
Agreements duly executed by Buyer;

                      (e) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

                      (f) Such additional documents (including transfer tax declarations and the like) as may be reasonably required by Seller or Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

           C. CLOSING COSTS. Seller shall pay at Closing (i) any transfer tax attributable to the ENCURC Ground Lease Assignment and Assumption, (ii) the title insurance premium for the Title Policies at a rate not in excess of standard issue rates, (iii) the costs to update the Survey, and (iv) any recording fees attributable to the documents releasing the Loan. Buyer shall pay at Closing (i) the costs of all so-called "extended coverage" in connection with, or endorsements to, the Title Policies, together with the cost of any other title insurance coverage (such as lender's insurance policies), and (ii) all fees, costs or expenses incurred by Buyer in connection with Buyer's due diligence reviews hereunder. Each of Seller and Buyer shall pay its own attorneys' fees and its respective share of prorations as hereinafter provided.
Notwithstanding the foregoing, in the event the sale contemplated hereby does not close on the Closing Date, then each party shall pay all costs incurred by it.

           D.    PRORATIONS.

                 (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of the Closing Date:

                      (a) Real property taxes and general and special assessments upon the Property shall be adjusted on an accrual basis and prorated, as of the Closing Date on the basis of the fiscal year for such taxes and assessments (the "TAX YEAR"). If the Closing shall occur before the real property tax rate for the Tax Year is fixed, the apportionment of taxes shall be made on the basis of a good faith estimate of Seller and Buyer. After the real property taxes are finally fixed for the Tax Year in which the Closing occurs, Buyer and Seller shall make a recalculation of the apportionment of such taxes, and Buyer or Seller, as the case may be, shall make an appropriate payment to the other based on such recalculation.

To the extent that either the Seller or Buyer shall obtain any real estate tax abatement with respect to the Property which is applicable to the year in which the Closing occurs, the amount of the net proceeds of such tax abatement shall be prorated through the Closing Date if, as and when such proceeds are paid or applied (and if applied, Buyer shall promptly after notice of such application remit to Seller its share) by the applicable governmental authority (it being understood that to the extent any tenant shall be entitled to any portion of such tax abatement, that such portion shall be turned over to Buyer to remit to such tenant and shall be deducted from any tax abatement proceeds in connection with calculating the net proceeds thereto). In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date).

                      (b) All fixed and additional rentals under the leases, refundable security deposits (together with interest on such deposits to the extent required by law or by the terms of the applicable leases) and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable security deposits (to the extent the foregoing are held by Seller and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. Rents which are unpaid as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any lease). To the extent Buyer receives rents on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto. Notwithstanding the foregoing, escalation rents and "pass throughs" shall be prorated as follows: At the end of the fiscal year in which the Closing occurs with respect to which escalation rents and "pass throughs" are payable under each lease, there shall be a calculation of the portion of such rents to which Seller shall be entitled, which portion shall be equal to a fraction, the numerator of which is the number of days in said fiscal year with respect to each such lease which elapsed prior to the Closing Date and the denominator of which is the total number of days in said fiscal year, and Buyer shall be entitled to the remaining portion of such rents. If Seller has received escalation rents or "pass throughs" with respect to any lease for a fiscal year in excess of the amount to which it is entitled pursuant hereto, such excess shall be paid by Seller to Buyer within ten (10) business days after the date of such calculation. If Buyer has received escalation rents or "pass throughs" with respect to any lease for such fiscal year in excess of the amount to which it is entitled pursuant hereto, such excess shall be paid by Buyer to Seller within ten (10) business days after the date of such calculation.

                      (c) Rentals and other payments, under the ENCURC Ground Lease and the Kope Ground Lease.

                      (d) Installments and other payments under the ENCURC Note and ENCURC Mortgage.

                      (e)   Interest under the New York Life Loan
Documents.

                      (f) Seller shall assign to Buyer its interest in the Baker & Hostetler Escrow Agreement and the Releasing Expense Escrow Agreement, and to the escrow amounts held thereunder, and Buyer shall pay to Seller an amount equal to (i) the sum of the escrow balances held thereunder as of the Closing Date (currently being approximately $251,000 in the Baker & Hostetler Escrow account and approximately $716,000 in the Releasing Expense Escrow account, with balances anticipated to be approximately $160,000 and $437,000, respectively at Closing), minus (ii) $100,000.

                      (g) If the Closing shall occur before the actual amount of utilities, water or sewer meter charges or other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the apportionment of such utilities, water or sewer meter charges or other operating expenses shall be upon the basis of a reasonable estimate by Seller and Buyer of such utilities, water or sewer meter charges or other operating expenses for such month. Subsequent to the Closing, when the actual amount of such utilities, water or sewer meter charges or other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the parties agree to adjust the proration of such utilities, water or sewer meter charges or other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

                      (h) Other operating expenses (including under any "Service Agreements", as hereinafter defined, assigned hereunder).

                 (2) CALCULATION. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same provided written notice of such inaccuracy and request for correction is given within six months after the date hereof. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available, but not later than six months after the date hereof.

     7. CONDEMNATION OR DESTRUCTION OF PROPERTY. Seller shall promptly give notice to Buyer in the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty. Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable (together with any deductible which may be payable under Seller's insurance policy with respect to any applicable casualty); provided, however, that Seller shall retain any proceeds received (and the right to receive any proceeds) of rental income insurance or a temporary taking award that are attributable to a period prior to the Closing Date. In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $500,000, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date; provided, however, Buyer shall have not less than five (5) business days after it receives notice of any condemnation or casualty to examine the Property to determine the extent of the damage (and the Closing Date shall be extended, if necessary, to permit such 5-day review).

     8.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

           A.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

                 (1) GENERAL DISCLAIMER. Except as specifically set forth in Paragraph 8A(2) below, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Except as to matters specifically set forth in Paragraph 8A(2) below, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy. Without limitation thereon, Buyer hereby waives any and all rights of contribution or other rights or remedies against Seller under the Comprehensive Environmental Response Compensation and Liability Act or any other applicable environmental laws, rules or regulations.

                 (2) LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of Paragraph 8A(1) above, Seller hereby represents and warrants that, except as set forth in Exhibit "J" attached hereto and made a part hereof.

                      (a) RENT ROLL. Attached as Exhibit "K-1" and made a part hereof is a true, complete and accurate list, as of the date thereof, of all Leases (and all modifications and amendments thereto) respecting the Property. In addition, the other information set forth in Exhibit "K-1" is, to Seller's knowledge, true and correct. To Seller's knowledge, the Leases are in full force and effect. To Seller's knowledge, Seller has not received any written notice of a material default under any of such Leases that remains uncured. Seller has satisfied all tenant improvement and brokerage obligations under the Leases that arose prior to the date hereof relating to the Property. All brokerage agreements providing for the payment of commissions or fees which will be payable after Closing (and are to be assumed by Buyer) are listed in Exhibit "K-2" attached hereto. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation or liability to Buyer with respect to any of the foregoing matters which shall be confirmed as correct in any Tenant Estoppel Certificate which may be delivered hereunder.

                      (b)   GROUND LEASES.

                            (i)   ENCURC GROUND LEASE.  The list of
documents comprising the ENCURC Ground Lease as described in Paragraph 1 of this Agreement is true, accurate and complete and, except as set forth therein, the ENCURC Ground Lease has not been modified or amended. Neither Seller nor ENCURC is in monetary default or material non-monetary default under the ENCURC Ground Lease that remains uncured (and Seller has no knowledge of any event or condition which, with the passage of time or the giving of notice, would constitute a material default thereunder). To Seller's knowledge, the ENCURC Ground Lease is in full force and effect.

                            (ii)  KOPE GROUND LEASE.  The list of
documents comprising the Kope Ground Lease as described in Paragraph 1 of this Agreement is true, accurate and complete and, except as set forth therein, the Kope Ground Lease has not been modified or amended. Neither Seller nor, to Seller's knowledge, the landlord under the Kope Ground Lease is in monetary default or material non-monetary default under the Kope Ground Lease that remains uncured (and Seller has no knowledge of any event or condition which, with the passage of time or the giving of notice, would constitute a material default thereunder). To Seller's knowledge, the Kope Ground Lease is in full force and effect.

                      (c) NEW YORK LIFE LOAN. The list of documents comprising the New York Life Loan Documents as described in Paragraph 1 of this Agreement is true, accurate and complete and, except as set forth therein, the New York Life Loan Documents have not been modified or amended. To Seller's knowledge, the New York Life Loan Documents are in full force and effect. Seller is not in monetary default or material non-monetary default under the New York Life Loan Documents that remains uncured. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation or liability to Buyer with respect to any of the foregoing matters which shall be confirmed as correct in any Lender's Certificate which may be delivered hereunder.

                      (d)   ENCURC NOTE AND MORTGAGE.  The list of
documents comprising the ENCURC Note and Mortgage as described in Paragraph 1 of this Agreement is true, accurate and complete and, except as set forth therein, neither the ENCURC Note nor the ENCURC Mortgage has been modified or amended. ENCURC is not in monetary default or material non-monetary default under the ENCURC Note or the ENCURC Mortgage (and Seller has no knowledge of any event or condition which, with the passage of time or the giving of notice, would constitute a material default thereunder). To Seller's knowledge, the ENCURC Note and ENCURC Mortgage are in full force and effect. Seller has not sold, transferred, assigned or encumbered its interest in the ENCURC Note and ENCURC Mortgage (except as described in the New York Life Loan Documents).

                      (e) LITIGATION. There is no pending action, litigation, condemnation or other proceeding against the Property or against Seller OR ENCURC with respect to the Property.

                      (f) COMPLIANCE. Neither Seller nor ENCURC has received written notice from any governmental authority having jurisdiction over the Property, nor does Seller have any knowledge, that the Property is not in compliance with applicable laws and ordinances (including, without limitation, zoning, building and fire laws, ordinances or regulations) or that Seller or the Property does not have any certificates of occupancy, licenses or permits necessary for the operation of the Property.

                      (g) SERVICE AGREEMENTS. Neither Seller nor ENCURC has entered into any service agreements or contracts ("SERVICE AGREEMENTS") or other agreements (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "L" attached hereto, and, to Seller's knowledge, Seller has not received any written notice of any material default thereunder that remains uncured.

                      (e)   DUE AUTHORITY.

                            (1)   SELLER.  This Agreement and all
agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

                            (2) ENCURC.  This Agreement and all
agreements, instruments and documents herein provided to be executed or to be caused to be executed by ENCURC and the resignation of the Seller Trustees and all other existing members and officers of ENCURC and the appointment of the Buyer Trustees as contemplated herein, are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon ENCURC. ENCURC is a nonprofit corporation, duly organized and validly existing under the laws of the State of Ohio, and is duly authorized and qualified to do all things required of it under this Agreement. Without limitation thereon, ENCURC has complied in all material respects with respect to all applicable laws relating to its non-profit and/or non-taxable status. ENCURC has the capacity and authority to enter into this Agreement and consummate the transactions herein provided. There are no franchise, income or other taxes owed by or due from ENCURC which have not (or at Closing will not have) been paid. Attached hereto as Exhibit "N" is a current financial statement for ENCURC.


                      (f)   Intentionally Deleted.

                      (g) NO EMPLOYEES. Neither Seller nor ENCURC has, and as of Closing will not have, any employees in connection with its operation of the Property (all such persons so employed at the Property being employees of Seller's third party property management company) and Seller has not entered into any employment agreements in connection with the Property.

                      PERSONAL PROPERTY. The Listed Personal Property included in this sale are owned free and clear of any liens and encumbrances, except for the Permitted Exceptions.

                      ERISA MATTERS. Neither Seller nor ENCURC maintains or has maintained, contributes to or has contributed to, any employee pension benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including a multiemployer plan as defined in Section 4001(a)(3) of ERISA) that is covered by Title IV of ERISA or subject to the minimum funding standards of
Section 412 of the code ("Plan").

                      NO BANKRUPTCY.  Neither Seller nor ENCURC has
(i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment, or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or compromise to its creditors generally.

                      NO OPTIONS. Except as may be set forth in the Tenant Leases or Permitted Exceptions, Seller has not granted any third party option or other right to purchase the Property. Seller has received a waiver of the right of first opportunity set forth in
Section 22(a) of the lease with National City Bank with respect to a sale of the Property on the terms set forth in this Agreement and, as a result such right has been waived, and is not applicable, to the sale hereunder.

                      FINANCIAL AGREEMENT. To Seller's and ENCURC's knowledge, neither Seller nor ENCURC is in default under, or otherwise failed to comply in any material manner with, that certain Financial Agreement dated June 30, 1977 between the City of Cleveland and ENCURC (which agreement, together with any amendments thereto, is herein called the "FINANCIAL AGREEMENT").

                      DEFINITION OF KNOWLEDGE. As used herein, the phrase "to Seller's knowledge" means only the present actual knowledge of Julie Walner, the partnership coordinator for JMB Realty Corporation currently overseeing the investments of Seller in the Property, after having Seller's third party property manager and leasing agent review the representations and warranties contained herein, but otherwise without any duty to investigate and with any imputed or constructive knowledge being excluded.

           B. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants that this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

           C. SURVIVAL. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive until the date which is one (1) year after Closing (the "SURVIVAL PERIOD"), at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder). As used herein, actual knowledge of Buyer means Stavros P. Galiotos.

           D. INTERIM COVENANTS OF SELLER. Until the Closing Date or the sooner termination of this Agreement:

                 (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

                 (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller, are at "market" rates and are cancelable on 30 days' notice.

                 Seller shall have the right to continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Buyer reasonably informed as to the status of leasing and material matters regarding existing tenants prior to the Closing Date. After the expiration of the Due Diligence Period (unless Buyer shall have theretofore delivered a Termination Notice hereunder), Seller shall not enter into any new leases or material modifications of Leases thereafter without the consent of Buyer. In no event shall Seller have any obligation to enter into any new lease or modify any existing lease unless Buyer shall agree to pay or reimburse Seller on the Closing Date for all tenant improvement costs and leasing commissions incurred by Seller under or in connection therewith (Buyer's agreement to pay or reimburse for such amounts not to be unreasonably withheld).

                 Neither ENCURC nor Seller shall enter into any modification of the Kope Ground Lease, the ENCURC Ground Lease or the New York Life Loan Documents without the prior written consent of Buyer.

                 Seller shall maintain its existing insurance (or substantially equivalent coverage) through Closing.

     9. DISPOSITION OF DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 5 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 7 HEREOF, AND BUYER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 5 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 7 HEREOF OR THE DEFAULT OF SELLER, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE.

IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF
PARAGRAPH 10I HEREOF.

           _________________           ________________
           Seller's Initials           Buyer's Initials

     10.   Miscellaneous.

           A.    Brokers.

                 (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this Paragraph 10A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

                 (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Richard Ellis, LLC (the "Broker") pursuant to a separate written agreement. The foregoing payment shall be the sole commission, fee or payment payable to Broker in connection with the transactions hereunder.

           B.    LIMITATION OF LIABILITY.

                 RE SELLER.

                      (a) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) or otherwise in connection with the Property shall be limited to actual damages and shall in no event exceed $2,000,000 in the aggregate.

                      (b) No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB Realty Corporation) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

                      (c) Notwithstanding the foregoing, (i) if Seller or its successor-in-interest shall fail to retain reserves of at least $2,000,000 at the time of closing hereunder or (ii) if during the period commencing on the Closing Date and ending on the expiration of the Survival Period, Seller or its successor-in-interest shall utilize such reserves for any purpose other than the payment of claims, expenses, liabilities or attorneys' fees of Seller or such successor-in-interest (including any amounts incurred in connection with resolving or defending any claim of liability hereunder) with respect to a breach or alleged breach of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith), or is otherwise related to, connected with or concerns the Property in any manner (collectively, the "SPECIFIED LIABILITIES"), then subject to the terms and conditions of this Agreement, Buyer may, during the Survival Period, look to the assets of JMB Realty Corporation, as the general partner or the general partners of Seller, for the payment of any Specified Liabilities; provided, however, the aggregate liability of JMB Realty Corporation in connection therewith shall not exceed $2,000,000 in the aggregate and shall be further limited as follows:

                            (x)   with respect to the initial reserve
amount, such liability shall be limited to the lesser of the amount by which $2,000,000 exceeds the amount actually reserved by Seller or its successor-in-interest in closing hereunder, and $2,000,000; or

                            (y)   during the Survival Period, such
liability shall be limited to the lesser of the amount of such reserves which, during the Survival Period, are utilized for purposes other than the payment of the Specified Liabilities, and $2,000,000.

                 RE BUYER.

                      (a) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Seller shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Buyer arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Buyer under this Agreement (or any document executed or delivered in connection herewith) or otherwise in connection with the Property shall be limited to actual damages and shall in no event exceed $2,000,000 in the aggregate.

                      (b) No constituent partner in or agent of Buyer, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Buyer shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Buyer's assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Buyer (or in any other constituent partner of Buyer), nor any obligation of any constituent partner in Buyer (or in any other constituent partner of Buyer) to restore a negative capital account or to contribute capital to Buyer (or to any other constituent partner of Buyer), shall at any time be deemed to be the property or an asset of Buyer or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

           C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

           D. TIME OF THE ESSENCE. Time is of the essence of this Agreement; provided, however, the parties acknowledge that, if reasonably necessary to effectuate the transactions contemplated, the Closing Date may be extended but in any event not for more than five (5) business days.

           E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

           F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

           G. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a limited liability company or to a limited partnership in which Buyer is the managing member or managing general partner and has not less than a 51% interest in capital and profits in such limited partnership. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

           H. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery (including via facsimile transmission, provided that any notice delivered by facsimile shall also thereafter be sent by mail or overnight delivery service as hereinafter set forth) either by United States registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

                 TO BUYER:

                 BRE/National City, LLC
                 c/o Blackstone Realty Advisors
                 345 Park Avenue
                 New York, New York 10154
                 Attention: Mr. Stavros P. Galiotos
                 Facsimile: (212) 754-8730
                 Telephone: (212) 935-2626

                 WITH COPY TO:

                 Weil, Gotshal & Manges, LLP
                 767 Fifth Avenue
                 New York, New York  10153-0119
                 Attention:       Alan J. Pomerantz, Esq.
                 Facsimile:       (212) 310-8007
                 Telephone:       (212) 310-8402

                 TO SELLER:

                 c/o JMB Realty Corporation
                 900 North Michigan Avenue
                 12th Floor
                 Chicago, Illinois 60611
                 Attention: Ms. Julie Walner
                 Facsimile:       (312)915-2369
                 Telephone:       (312)915-2399

                 WITH COPY TO:

                 Pircher, Nichols & Meeks
                 1999 Avenue of the Stars
                 Suite 2600
                 Los Angeles, California 90067
                 Attention: Real Estate Notices (GML)
                 Facsimile:       (310) 201-8922
                 Telephone:       (310) 201-8900

                 AND TO:

                 Richard Ellis, LLC
                 Three First National Plaza
                 Chicago, Illinois  60602
                 Attention:       Mr. Douglas H. Cameron
                 Facsimile:       (312) 899-0923
                 Telephone:       (312) 899-1900




                 TO ESCROW HOLDER:

                 Commonwealth Land Title
                 Insurance Company
                 30 North LaSalle Street
                 Suite 3440
                 Chicago, Illinois  60602
                 Attention:       Mr. Thomas Gray
                 Facsimile:       (312) 553-6910
                 Telephone:       (312) 553-6907


Any notice so given by mail or overnight delivery service shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Notices may be given by legal counsel for a party.

           I. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 ET SEQ.), or any successor statutes.

           J. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

           K. FURTHER ASSURANCES. Each party hereto will, from time to time, execute and deliver to the other all such other and further instruments and documents as such party may reasonably request in order to effect the transactions contemplated by this Agreement, including, but not limited to, instruments or documents reasonably deemed necessary or desirable by such party to effect and evidence the conveyance of the Property in accordance with the terms of this Agreement (provided the same do not impose material costs, obligations or liabilities not otherwise contemplated by this Agreement).

     THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO TO ESCROW HOLDER. ESCROW HOLDER SHALL DATE THIS AGREEMENT WITH THE DATE ON WHICH ESCROW HOLDER SHALL HAVE RECEIVED THIS AGREEMENT EXECUTED BY BOTH BUYER AND SELLER (AND SUCH DATE SHALL BE THE "EFFECTIVE DATE" FOR PURPOSES HEREOF).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                      SELLER:

                      CARLYLE/NATIONAL CITY ASSOCIATES,
                      an Illinois general partnership

                      By:   CARLYLE REAL ESTATE LIMITED
                            PARTNERSHIP-XI,
                            an Illinois limited partnership,
                            General Partner

                            By:   JMB REALTY CORPORATION,
                                  a Delaware corporation,
                                  General Partner

                                  By:   _______________________
                                  Name:  ______________________
                                  Title: ______________________

                      By:   CARLYLE REAL ESTATE LIMITED
                            PARTNERSHIP-XII,
                            an Illinois limited partnership,
                            General Partner

                            By:   JMB REALTY CORPORATION,
                                  a Delaware corporation,
                                  General Partner

                                  By:   ______________________
                                  Name:  _____________________
                                  Title: _____________________

                      BUYER:

                      BRE/CITY CENTER, L.L.C.,
                      a Delaware limited liability company

     By:   _________________________________
     Name: Stavros P. Galiotos
     Title:      Vice President

              JOINDER BY ENCURC AND ITS TRUSTEES/MEMBERS

     The undersigned constitute all of the trustees and members of ENCURC and hold all of the ownership interests therein. The undersigned hereby join in this Agreement for the sole purpose of agreeing to resign as trustees and members at Closing, on the terms and conditions set forth herein, and to confirm the accuracy of the representations and warranties respecting ENCURC set forth in paragraph 8A of this Agreement. The undersigned hereby agree to update such representations and warranties (noting any changes thereto) at Closing. This joinder is executed by the undersigned solely in their capacities as trustees and members, and no personal liability, directly or indirectly, shall be incurred by or imposed against the undersigned, Buyer and its successor and assigns and, without limitation, all other persons and entities, agreeing to look solely to ENCURC's assets for the payment of any claim or for any performances.
Buyer further agrees that its sole remedy for any breach or default hereunder shall be either to terminate this Agreement (and receive a return of the Escrow Deposit) or to pursue an action for specific performance of the obligations respecting the resignations contemplated herein (it being understood that a condition to Buyer's right to pursue specific performance shall be that Buyer shall have fully performed its obligations under this Agreement, and shall be ready, willing and able to close).


DATED:  _______________, 1997     EUCLID-NINTH COMMUNITY URBAN
REDEVELOPMENT CORPORATION, an Ohio nonprofit corporation
                                  By:  ____________________________
                                       Judd D. Malkin, Trustee

                                       ____________________________
                                       Neil G. Bluhm, Trustee

                                       ____________________________
                                       Gary Nickele, Trustee

                    ESCROW HOLDER'S ACKNOWLEDGEMENT


     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.



Effective Date: _________, 1997        COMMONWEALTH LAND TITLE INSURANCE
COMPANY
                                       By:____________________________

                                       Name:______________________

                                       Title:_____________________
                                               "Escrow Holder"

                             EXHIBIT LIST



     "A-1" -     Property Description Re: ENCURC Land

     "A-2" -     Property Description Re: Kope Land

     "B"   -     New York Life Loan Documents

     "C"   -     Personal Property

     "D"   -     Form of Tenant Estoppel Certificate

     "E"   -     Form of Kope Estoppel Certificate

     "F"   -     Intentionally deleted

     "G"   -     ENCURC Ground Lease Assignment and Assumption

     "H"   -     ENCURC Loan Assignment

     "I"   -     Assignment and Assumption Agreement

     "J"   -     Exceptions to Seller's Representations and Warranties

     "K-1" -     Rent Roll

     "K-2" -     Brokerage Agreements

     "L-1" -     Service Agreements

     "L-2" -     List of Leased Personal Property

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION

                (National City Center; Cleveland, Ohio)


     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, CARLYLE/NATIONAL CITY ASSOCIATES, an Illinois general partnership ("SELLER"), hereby sells, transfers, assigns and conveys to BRE/CITY CENTER, LLC, a Delaware limited liability company ("BUYER"), the following:

     1. PERSONAL PROPERTY. All right, title and interest of Seller in and to those items of tangible personal property described in Exhibit "A" attached hereto and made a part hereof ("PERSONAL PROPERTY"), located upon, and used in the operation of, that certain property commonly known as National City Center, located in the City of Cleveland, County of Cuyahoga, State of Ohio (collectively, the "PROPERTY").

     2. LEASES. All right, title and interest of Seller in and to all leases ("LEASES") relating to the Property and described in Exhibit "B" attached hereto.

     3. SERVICE AGREEMENTS. All right, title and interest of Seller in and to all service agreements ("SERVICE AGREEMENTS") relating to the Property, or any part of the same and described in Exhibit "C" attached hereto.

     4. INTANGIBLE PROPERTY. All right, title and interest of Seller, to the extent assignable, in and to the name "National City Center", and all contract rights, agreements, tenant lists, governmental permits, licenses and approvals, advertising material and telephone exchange numbers (collectively, the "INTANGIBLE PROPERTY") directly relating to the Property.

     This Bill of Sale, Assignment and Assumption is given pursuant to that certain purchase agreement captioned "PURCHASE AGREEMENT (National City Center, Cleveland, Ohio)" dated as of December 3, 1997 (as amended, the "AGREEMENT"), between the Seller and Buyer, providing for, among other things, the assignment of the Personal Property, Leases, Service Agreements and Intangible Property. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in paragraph 10B of the Agreement) provided in the Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. Said property is conveyed "as is" without warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement.

     This Bill of Sale, Assignment and Assumption may be executed in one or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

                            DATED:  As of December ___, 1997.

                            SELLER:

                            CARLYLE/NATIONAL CITY ASSOCIATES,
                            an Illinois general partnership

                            By:   CARLYLE REAL ESTATE LIMITED
                                  PARTNERSHIP-XI,
                                  an Illinois limited partnership,
                                  General Partner

                                  By:  JMB REALTY CORPORATION,
                                       a Delaware corporation,
                                       General Partner

                                  By:   _________________________

                                  Name: _________________________

                                  Title:_________________________

                            By:   CARLYLE REAL ESTATE LIMITED
                                  PARTNERSHIP-XII,
                                  an Illinois limited partnership,
                                  General Partner

                                  By:  JMB REALTY CORPORATION,
                                       a Delaware corporation,
                                       General Partner

                                       By:   ____________________

                                       Name:_____________________

                                       Title:______________________

                          ASSUMPTION BY BUYER


     As of this ____ day of December, 1997, Buyer hereby accepts the foregoing assignment of Personal Property, Leases, Service Agreements and Intangible Property assigned hereby and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller thereunder, to the extent the same arise from and after the date hereof.

BUYER:

BRE/CITY CENTER, L.L.C.,
a Delaware Limited Liability Company

By:  ____________________

Name: Stavros P. Galiotos

Title: Vice President

                              EXHIBIT "A"

                       LIST OF PERSONAL PROPERTY

                            (See Attached)

                              EXHIBIT "B"

                            LIST OF LEASES

                            (See Attached)

                              EXHIBIT "C"

                      LIST OF SERVICE AGREEMENTS

                            (See Attached)

                       PAGE 8 OF LIST OF LEASES


That certain Storage Agreement dated as of March 1, 1997, between
Carlyle/National City Associates and Ernst & Young U.S., LLP.

That certain Access and Indemnity Agreement dated as of November 20, 1997, by and between National City Bank and Carlyle/National City Associates.

     IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been signed, sealed and delivered as of the date first written above.


                                  ASSIGNOR:

                                  CARLYLE/NATIONAL CITY ASSOCIATES,
                                  an Illinois general partnership

                                  By:  CARLYLE REAL ESTATE LIMITED

                                       PARTNERSHIP-XI,

                                       an Illinois limited partnership,

                                       General Partner

___________________________            By:   JMB REALTY CORPORATION,

Print Name:________________                  a Delaware corporation,

                                             General Partner
___________________________

Print Name:________________                  By:_____________________

                                             Name:___________________

WITNESSES AS TO JMB REALTY                   Title:__________________

CORPORATION


                                  By:  CARLYLE REAL ESTATE LIMITED

                                       PARTNERSHIP-XII,

                                       an Illinois limited partnership,

                                       General Partner

___________________________            By:   JMB REALTY CORPORATION,

Print Name:________________                  a Delaware corporation,

                                             General Partner
___________________________

Print Name:________________                  By:______________________

                                             Name:____________________

WITNESSES AS TO JMB REALTY                   Title:___________________

CORPORATION

                                  ASSIGNEE:


___________________________       BRE/CITY CENTER, L.L.C.,

Print Name:________________       a Delaware Limited Liability Company


___________________________       By:_________________________________

Print Name:________________          Name:  Stavros P. Galiotos
                                     Title: Vice President

WITNESSES AS TO BRE/CITY
CENTER, L.L.C.

STATE OF ILLINOIS)
                 )    SS.
COUNTY OF COOK   )


     Before me, a notary public in and for said county and state, personally appeared the above-named CARLYLE/NATIONAL CITY ASSOCIATES, an Illinois general partnership, by Carlyle Real Estate Limited Partnership-XI, an Illinois limited partnership, its General Partner, by JMB Realty Corporation, a Delaware corporation, its Corporate General Partner, by ____________________________, its ________________________, and by Carlyle
Real Estate Limited Partnership-XII, an Illinois limited partnership, its General Partner, by JMB Realty Corporation, a Delaware corporation, its Corporate General Partner, by ____________________, its ___________________________, who acknowledged that _______ did sign the foregoing instrument as such officer, and that the same is ____ free act and deed individually and as such officer and the free act and deed of said corporations, limited partnerships, and of said general partnership.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Chicago, Illinois this ______ day of December, 1997.


                                  ____________________________________
                                  Notary Public

STATE OF ILLINOIS)
                 )    SS.
COUNTY OF COOK   )


     Before me, a notary public in and for said county and state, personally appeared the above-named BRE/CITY CENTER, L.L.C., a Delaware limited liability company, by Stavros P. Galiotos, its Vice-President, who acknowledged that he did sign the foregoing instrument, for and on behalf of the limited liability company and that the same is the free act and deed of said limited liability company , and the free act and deed of him personally and as such officer.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Chicago, Illinois this ______ day of December, 1997.


                                  ____________________________________
                                  Notary Public

           ASSIGNMENT AND ASSUMPTION OF ENCURC GROUND LEASE

                (National City Center; Cleveland, Ohio)


     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, CARLYLE/NATIONAL CITY ASSOCIATES, an Illinois general partnership ("SELLER"), hereby sells, transfers, assigns and conveys to BRE/CITY CENTER, LLC, a Delaware limited liability company ("BUYER"), all right, title and interest of Seller in and to that certain lease (the "ENCURC GROUND LEASE") dated December 9, 1977, executed by Euclid-Ninth Community Urban Redevelopment Corporation, an Ohio nonprofit corporation ("ENCURC"), as lessor, and National City Center Joint Venture ("NCCJV"), as lessee, a memorandum of which is recorded in Volume 524, Page 459, of Cuyahoga County, Ohio Lease Records, which lease was amended by Amendment to Lease between ENCURC and NCCJV dated September 14, 1979, filed for record November 21, 1980, and recorded in Volume 545, Page 95, of Cuyahoga County Ohio Records, the lessee's interest in which was assigned by NCCJV to Seller by Assignment of Lease dated July 27, 1983, filed for record on July 27, 1983, and recorded in Volume 216, Page 499, of Cuyahoga County, Ohio Records.

     This Assignment and Assumption of ENCURC Ground Lease is given pursuant to that certain purchase agreement captioned "PURCHASE AGREEMENT (National City Center, Cleveland, Ohio)" dated as of December 3, 1997 (as amended, the "AGREEMENT"), between the Seller and Buyer, providing for, among other things, the assignment of the ENCURC Ground Lease. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in paragraph 10B of the Agreement) provided in the Agreement with respect to the ENCURC Ground Lease conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. Said ENCURC Ground Lease is conveyed "as is" without warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement.

     This Assignment and Assumption of ENCURC Ground Lease may be executed in one or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

                            DATED:  As of December ___, 1997.

                            SELLER:

                            CARLYLE/NATIONAL CITY ASSOCIATES,
                            an Illinois general partnership

                            By:   CARLYLE REAL ESTATE LIMITED
                                  PARTNERSHIP-XI,
                                  an Illinois limited partnership,
                                  General Partner





___________________________       By:  JMB REALTY CORPORATION,
Print Name:________________            a Delaware corporation,
                                       General Partner
___________________________
Print Name:________________            By:___________________________
                                       Name:_________________________
WITNESSES AS TO JMB REALTY             Title:________________________
CORPORATION
                            By:   CARLYLE REAL ESTATE LIMITED
                                  PARTNERSHIP-XII,
                                  an Illinois limited partnership,
                                  General Partner
___________________________       By:  JMB REALTY CORPORATION,
Print Name:________________             a Delaware corporation,
                                       General Partner
___________________________
Print Name:________________            By:___________________________
                                       Name:_________________________
Witnesses as to JMB Realty             Title:________________________
Corporation

                          ASSUMPTION BY BUYER


     As of this ____ day of December, 1997, Buyer hereby accepts the foregoing assignment of ENCURC Ground Lease assigned hereby and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller thereunder, to the extent the same arise from and after the date hereof.


                                       BUYER:

___________________________            BRE/CITY CENTER, L.L.C.,

Print Name:________________            a Delaware Limited Liability
Company


___________________________            By:___________________________

Print Name:________________               Name:  Stavros P. Galiotos
                                          Title: Vice President
WITNESSES AS TO BRE/CITY
CENTER, L.L.C.

STATE OF ILLINOIS)
                 )    SS.
COUNTY OF COOK   )


     Before me, a notary public in and for said county and state, personally appeared the above-named CARLYLE/NATIONAL CITY ASSOCIATES, an Illinois general partnership, by Carlyle Real Estate Limited Partnership-XI, an Illinois limited partnership, its General Partner, by JMB Realty Corporation, a Delaware corporation, its Corporate General Partner, by ____________________________, its ________________________, and by Carlyle
Real Estate Limited Partnership-XII, an Illinois limited partnership, its General Partner, by JMB Realty Corporation, a Delaware corporation, its Corporate General Partner, by ____________________, its ___________________________, who acknowledged that _______ did sign the foregoing instrument as such officer, and that the same is ____ free act and deed individually and as such officer and the free act and deed of said corporations, limited partnerships, and of said general partnership.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Chicago, Illinois this ______ day of December, 1997.


                                  ____________________________________
                                  Notary Public

STATE OF ILLINOIS)
                 )    SS.
COUNTY OF COOK   )


     Before me, a notary public in and for said county and state, personally appeared the above-named BRE/CITY CENTER, L.L.C., a Delaware limited liability company, by Stavros P. Galiotos, its Vice-President, who acknowledged that he did sign the foregoing instrument, for and on behalf of the limited liability company and that the same is the free act and deed of said limited liability company , and the free act and deed of him personally and as such officer.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Chicago, Illinois this ______ day of December, 1997.


                                  ____________________________________
                                  Notary Public

THIS INSTRUMENT PREPARED BY AND WHEN RECORDED RETURN TO:
William H. Jackson, Esq.
Pircher, Nichols & Meeks
1999 Avenue of the Stars, Suite 2600
Los Angeles, California  90067

                  ASSIGNMENT OF ENCURC LOAN DOCUMENTS

                (National City Center; Cleveland, Ohio)


     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, CARLYLE/NATIONAL CITY ASSOCIATES, an Illinois general partnership ("SELLER"), hereby sells, transfers, assigns and conveys to BRE/CITY CENTER, LLC, a Delaware limited liability company ("BUYER"), all right, title and interest of Seller in and to that certain Mortgage Note, dated December 9, 1977, made by Euclid-Ninth Community Urban Redevelopment Corporation, an Ohio nonprofit corporation ("ENCURC"), and payable to the order of National City Center Joint Venture ("NCCJV"), in the principal amount of Fifty Nine Million Dollars ($59,000,000) (the "ENCURC NOTE"), and secured by that certain Ohio Purchase Money Mortgage Deed executed by ENCURC in favor of NCCJV, dated December 9, 1977, filed for record December 12, 1977, and recorded in Volume 14753, Page 207, of Cuyahoga County, Ohio Records, as amended by Amendment to Mortgage, by and between ENCURC and NCCJV, dated as of September 14, 1979, filed for record November 21, 1980, and recorded in Volume 15751, Page 235, of Cuyahoga County, Ohio Records (collectively, the "ENCURC MORTGAGE"), the mortgagee's interest in the ENCURC Mortgage having been assigned to Seller by NCCJV by Assignment of Note and Mortgage, dated July 27, 1983, filed for record July 27, 1983, and recorded in Volume 216, Page 519, of Cuyahoga County, Ohio Records.

     This Assignment of the ENCURC Note and ENCURC Mortgage is given pursuant to that certain purchase agreement captioned "PURCHASE AGREEMENT (National City Center, Cleveland, Ohio)" dated as of December 3, 1997 (as amended, the "AGREEMENT"), between the Seller and Buyer, providing for, among other things, the assignment of the ENCURC Note and ENCURC Mortgage. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in paragraph 10B of the Agreement) provided in the Agreement with respect to the ENCURC Note and ENCURC Mortgage are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. Said ENCURC Note and ENCURC Mortgage are being conveyed without recourse, warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement.

     This Assignment of the ENCURC Note and ENCURC Mortgage may be executed in one or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

                            DATED:  As of December ___, 1997.

                            SELLER:

                            CARLYLE/NATIONAL CITY ASSOCIATES,
                            an Illinois general partnership

                            By:   CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XI,
                                  an Illinois limited partnership,
                                  General Partner

____________________________      By:  JMB REALTY CORPORATION,
Print Name:_________________           a Delaware corporation,
                                       General Partner
____________________________
Print Name:_________________           By:____________________________
                                       Name:__________________________
WITNESSES AS TO JMB REALTY             Title:_________________________
CORPORATION
                            By:   CARLYLE REAL ESTATE LIMITED
                                  PARTNERSHIP-XII,
                                  an Illinois limited partnership,
                                  General Partner

____________________________      By:  JMB REALTY CORPORATION,
Print Name:_________________           a Delaware corporation,
                                       General Partner
___________________________
Print Name:________________            By:____________________________
                                       Name:__________________________
WITNESSES AS TO JMB REALTY             Title:_________________________
CORPORATION

STATE OF ILLINOIS)
                 )    SS.
COUNTY OF COOK   )


     Before me, a notary public in and for said county and state, personally appeared the above-named CARLYLE/NATIONAL CITY ASSOCIATES, an Illinois general partnership, by Carlyle Real Estate Limited Partnership-XI, an Illinois limited partnership, its General Partner, by JMB Realty Corporation, a Delaware corporation, its Corporate General Partner, by ____________________________, its ________________________, and by Carlyle
Real Estate Limited Partnership-XII, an Illinois limited partnership, its General Partner, by JMB Realty Corporation, a Delaware corporation, its Corporate General Partner, by ____________________, its ___________________________, who acknowledged that _______ did sign the foregoing instrument as such officer, and that the same is ____ free act and deed individually and as such officer and the free act and deed of said corporations, limited partnerships, and of said general partnership.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Chicago, Illinois this ______ day of December, 1997.


                                  ____________________________________
                                  Notary Public



THIS INSTRUMENT PREPARED BY AND WHEN RECORDED RETURN TO:
William H. Jackson, Esq.
Pircher, Nichols & Meeks
1999 Avenue of the Stars, Suite 2600
Los Angeles, California  90067